UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ATS Corporation
(Exact name of registrant as specified in its charter)

Delaware	11-3747850
(State of incorporation or organization)	(I.R.S. Employer Identification Number)
7925 Jones Branch Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value $0.0001 each	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  _________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

ATS Corporation (the “Company”) hereby incorporates by reference the description of its common shares to be registered hereunder contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-124638), filed with the Securities and Exchange Commission on May 4, 2005, as amended from time to time (the “Registration Statement”).

Item 2.  Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ATS CORPORATION

Date: January 4, 2010	By:	/s/ Dr. Edward H. Bersoff
Dr. Edward H. Bersoff Chairman, President and Chief Executive Officer